Exhibit 16.1

Tel:	703-893-0600	8401 Greensboro Drive, Suite 800
Fax:	703-893-2766	McLean, VA 22102
www.bdo.com

May 3, 2023

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on May 1, 2023, to be filed by our former client, Broad Street Realty, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO USA, LLP